EXHIBIT 99.1

COMMUNITY
CAPITAL
CORPORATION                                              NEWS RELEASE
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For Further Information:
R. Wesley Brewer, Executive Vice President, CFO
864-941-8290 or email: wbrewer@capitalbanksc.com

Lee Lee M. Lee, Investor Relations
864-941-8242 or email: llee@capitalbanksc.com

January 2, 2001

FOR IMMEDIATE RELEASE

                          COMMUNITY CAPITAL CORPORATION
                 ANNOUNCES COMPLETION OF CORPORATE RESTRUCTURING

Greenwood, SC - Community Capital Corporation (NASDAQ-AMEX: CYL) of Greenwood, South Carolina announced that it has completed the restructuring of the company from a multi-bank holding company to a one-bank entity. Greenwood Bank & Trust, Clemson Bank & Trust, TheBank, Community Bank & Trust, and Mid State Bank, have been successfully consolidated into CapitalBank.

CapitalBank will operate through its 17-branch network with combined assets of over $400 million. The bank will retain its structure of five areas and will be identified by their respective locations.

According to William G. (Bill) Stevens, "this restructuring will afford our employees many new opportunities, as they will be better empowered to make decisions locally. Customers throughout our community network will immediately benefit from this change via their ability to transact banking business at any of our branches, ATM network, or via our Internet banking product."

Community Capital Corporation is the holding company for CapitalBank. The company's stock is traded on the American Stock Exchange under the symbol "cyl".
                               www.comcapcorp.com
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                              www.capitalbanksc.com


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